Exhibit 10.4

                  SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT
                          AND TO EARNEST MONEY CONTRACT


         The parties to this Second Amendment to Asset Purchase Agreement and to Earnest Money Contract (the "Second Amendment") made this 31st day of October, 1997, are as follows:

         LARRY A. HOLMBERG ("Holmberg" or "Seller"); AMUSEMENT CENTER, INC., a Minnesota Corporation ("Amusement Center" and collectively referred to as "Seller" with Buns & Roses II, Inc., under the Asset Purchase Agreement); BUNS & ROSES II, INC., a Minnesota Corporation ("B&RII" and collectively referred to as "Seller" with Amusement Center, Inc., in the Asset Purchase Agreement): RICK'S CABARET INTERNATIONAL, INC., a Texas Corporation ("Rick's Cabaret"); and RCI ENTERTAINMENT (MINNESOTA), INC., a Minnesota Corporation ("RCI"), a wholly owned subsidiary of Rick's Cabaret International, Inc., and its designee to acquire all of the assets under the Asset Purchase Agreement and Earnest Money Contract.

         WHEREAS, the various parties have entered into a certain Asset Purchase Agreement dated the 24th day of December, 1996 ("Asset Purchase Agreement"), and a certain Earnest Money Contract dated the 24th day of December, 1996 ("Earnest Money Contract"); and

         WHEREAS, the various parties entered into an Amendment to the Asset Purchase Agreement and to the Earnest Money Contract dated the 4th day of August, 1997 ("First Amendment"); and

         WHEREAS, the parties contemplated a combined closing under those Agreements, as amended, on or about October 31, 1997, which combined closing did not occur; and

         WHEREAS, the parties desire to further amend the Asset Purchase Agreement and the Earnest Money Contract to provide for the subsequent combined closing and for the other changes as referred to herein.

         NOW, THEREFORE, in consideration of promises and mutual covenants contained herein, the parties agree as follows:

         1. SCOPE OF SECOND AMENDMENT. All of the terms and conditions of the original Asset Purchase Agreement and Earnest Money Contract, as amended pursuant to the First Amendment, shall be in full force and effect unless amended and changed by this Second Amendment. This Second Amendment shall supersede and replace the terms of the Asset Purchase Agreement and Earnest Money Contract, as amended by the First Amendment, to the extent contemplated and so amended hereby.

         2. MODIFICATION OF PROMISSORY  NOTES. The $500,000 Mortgage  Promissory
Note in the form attached to the Asset Purchase Agreement and the $2,000,000 Promissory Note in the form attached to the Asset Purchase Agreement (collectively the "Long Term Notes"), both as contemplated by the terms of the Asset Purchase Agreement and the Earnest Money Contract are hereby modified to provide that the first payment due under the Long Term Notes shall be due on April 1, 1998 and, thereafter, shall be due pursuant to the terms and conditions as contemplated in the Asset Purchase Agreement and Earnest Money Contract. The interest accrued on the Long Term Notes from the date of Closing (as set forth herein) until April 1, 1998, shall be added to the principal amount of the Long Term Notes and will be amortized over the term of the Long Term Notes.

         3. AMENDMENT TO GUARANTY. The Guaranty referred to in Section 2.c. of the Earnest Money Contract, as reflected in the form attached thereto, as Exhibit F, shall be and is hereby amended to provide that in the event that the existing litigation filed by Robert W. Sabes and Classic Affairs, Inc., or if any other action is filed by Sabes or by any related party against Rick's Cabaret or any of its subsidiaries or its officers, directors or employees, including specifically, Robert L. Watters, (hereinafter collectively referred to as "Rick's") results in any injunctive relief or prohibitive relief granted to Sabes against Rick's, then the Guaranty will be terminated and of no force and effect and the obligations of Rick's Cabaret with respect to the Long Term Notes will be extinguished, provided however, that if any liens attach to the Property (as defined in the Earnest Money Contract) as a result of improvements made by Rick's Cabaret or RCI to the Property subsequent to the Closing Date that Rick's Cabaret will continue to be obligated to repay only those existing liens.

         4. ISSUANCE OF ADDITIONAL COMMON STOCK. As consideration for entering into this Second Amendment, Rick's Cabaret hereby agrees to cause to be issued upon the execution of this Second Amendment 10,000 shares of restricted common stock of Rick's Cabaret International, Inc. ("Common Stock"), registered in the name of Holmberg. The Common Stock to be issued pursuant to this Second Amendment shall have the same registration rights as provided for the 80,000 shares of Common Stock contemplated to be issued at Closing to Holmberg pursuant to the First Amendment. Holmberg shall be entitled to retain the 10,000 shares of Common Stock regardless of whether the transactions contemplated by the Asset Purchase Agreement and Earnest Money Contract are consummated on the Closing Date, provided, however, that in the event that the Asset Purchase Agreement and Earnest Money Contract do not close and no further shares are issued to Holmberg, then the registration rights as provided by the First Amendment will terminate.

         5. CLOSING. The Closing of the transactions provided for in the Asset Purchase Agreement and Earnest Money Contract, both as amended pursuant to the First Amendment and this Second Amendment (the "Closing") shall be held at the offices of Messerli & Kramer, P.A., 1800 Fifth Street Towers, Minneapolis, Minnesota 55402, commencing at 10:00 a.m. Central Daylight Time on January 5, 1998. The day on which the Closing occurs is referred to in the Asset Purchase Agreement and the Earnest Money Contract as the "Closing Date".

         6. EXECUTION IN COUNTERPART. This Second Amendment may be executed in any number of counterparts, which taken together shall constitute one and the same instrument and each of which shall be considered an original for all purposes.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement and these Amendments as of the date first above written.



AMUSEMENT CENTER, INC.                      RICK'S CABARET INTERNATIONAL, INC.


By: /s/ LARRY HOLMBERG                      By: /s/ ROBERT L. WATTERS
    --------------------------------            --------------------------------
        Larry A. Holmberg, President                Robert L. Watters, President



BUNS & ROSES, INC.                          RCI ENTERTAINMENT (MINNESOTA), INC.


By: /s/ LARRY HOLMBERG                      By: /s/ ROBERT L. WATTERS
    --------------------------------            --------------------------------
        Larry A. Holmberg, President                Robert L. Watters, President



/s/ LARRY HOLMBERG
-----------------------------------
    Larry A. Holmberg, Individually